Exhibit 99.1

Organovo Announces Reverse Stock Split

SAN DIEGO, March 19, 2025 -- Organovo Holdings, Inc. (Nasdaq: ONVO), a clinical stage biotechnology company focused on developing novel treatment approaches in inflammatory bowel disease (IBD), today announced that it will effect a 1-for-12 reverse stock split of its issued and outstanding common stock that will become effective at 5:00 p.m. Eastern Time on Thursday, March 20, 2025. Organovo’s common stock will commence trading on a reverse stock split-adjusted basis at the opening of the market on Friday, March 21, 2025.

Following the reverse stock split, Organovo’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “ONVO” with a new CUSIP number of 68620A302.

At the effective time of the reverse stock split, every twelve (12) shares of Organovo’s issued and outstanding common stock will be automatically converted into one (1) issued and outstanding share of common stock without any change in the par value of $0.001 per share. This will reduce the number of issued and outstanding shares of common stock from approximately 21.4 million to approximately 1.8 million. The reverse stock split will not change the authorized number of shares of Organovo’s common stock. No fractional shares will be issued in connection with the reverse stock split, and stockholders that would otherwise be entitled to a fractional share will instead receive a cash payment in lieu thereof equal to such fraction multiplied by the closing sales price of Organovo’s common stock as reported on the Nasdaq Capital Market on March 19, 2025.

Furthermore, the number of shares of common stock available for issuance under Organovo’s equity incentive plans will be proportionately adjusted for the reverse stock split ratio, such that fewer shares will be subject to such plans.

At Organovo’s annual meeting of stockholders held on November 20, 2024, Organovo’s stockholders approved the reverse stock split and gave Organovo’s board of directors’ discretionary authority to select a ratio for the reverse stock split ranging from 1-for-5 shares to 1-for-20 shares. Organovo’s board of directors approved the reverse stock split at a ratio of 1-for-12 on March 6, 2025. The reverse stock split is intended for Organovo to regain compliance with the minimum bid price requirement of $1.00 per share of common stock for continued listing on the Nasdaq Capital Market.

Organovo’s transfer agent, Continental Stock Transfer & Trust Company, will provide information to stockholders regarding their stock ownership following the reverse split and cash in lieu of fractional share payments, if applicable. Stockholders holding their shares in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split. Their accounts will be automatically adjusted to reflect the number of shares owned. Beneficial holders are encouraged to contact their bank, broker or other nominee with any procedural questions.

About Organovo

Organovo is a clinical stage biotechnology company that is developing drugs that are demonstrated to be effective in three-dimensional (3D) human tissues as candidates for drug development. The company has proprietary technology used to build 3D human tissues that mimic key aspects of native human tissue composition, architecture, function, and disease. For more information visit Organovo's website at www.organovo.com.

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. These risks and uncertainties and other factors are identified and described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on May 31, 2024, as such risk factors are updated in its most recently filed Quarterly Report on Form 10-Q filed with the SEC on February 19, 2025. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events, or circumstances or to reflect the occurrence of unanticipated events.

Contacts:

Investor Relations

info@organovo.com

Source: Organovo, Inc.